Exhibit 10.1
[***] indicates certain identified information has been excluded because it is both (a) not material and (b) would be competitively harmful if publicly disclosed.
CHANGE ORDER
Early Turnover of LNG Tank B

PROJECT NAME: Corpus Christi Stage 2 Liquefaction Facility OWNER: Corpus Christi Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: December 12, 2017	CHANGE ORDER NUMBER: 00043 DATE OF CHANGE ORDER: January 13, 2021

The Agreement between the Parties listed above is changed as follows:

The Parties agree Owner shall occupy and use the following components of the Stage 2 Liquefaction Facility prior to Substantial Completion of Subproject 3.

Pursuant to Article 6 of the Agreement, Parties agree Contractor shall turn over the following facility (“Facility”) to Owner by January 31, 2021 (or, if the Parties mutually agree in writing, both acting reasonably as soon as reasonably practicable thereafter):

•LNG Tank B — System 024-01-B

Contractor agrees that Owner may occupy and use a Facility during Phase 2, subject to the following conditions:

1)“Phase 1” means the time period beginning upon the date this Change Order is executed and ending on the date a Facility is turned over to Owner.

2)“Phase 2” means the time period beginning the date a Facility is turned over to Owner and ending on the date of Substantial Completion of Subproject 3.

3)During Phase 1:

a.Contractor shall perform Work to complete the Facility in accordance with the Agreement so that the Facility is ready for full occupancy and use and, to the extent required, and shall obtain a Certificate of Occupancy for each Facility.

b.Contractor shall perform preventive maintenance on the Facility and its systems according to the operating and maintenance manuals.

c.On or before the date a Facility is to be turned over to Owner, Owner and Contractor shall jointly inspect the Facility to determine and record whether the Work for the Facility is completed, other than Punchlist items that may be completed after turnover to Owner (such Punchlist items that may be completed after turnover is hereinafter referred to as “Remaining Work”). The Parties shall agree on the Remaining Work needed to be completed or corrected as a result of such inspection. Contractor shall complete the Work on the Facility prior to the commencement of Phase 2 other than the agreed upon Remaining Work.

d.On or before the date a Facility is to be turned over to Owner, Contractor shall complete the Work for the Facility other than the Remaining Work and deliver to Owner the keys to the Facility as required. Upon such turnover, Owner shall maintain access control and security to and inside the Facility. Upon such turnover, Owner shall immediately take care, custody and control of the Facility.

4)During Phase 2:

a.Owner shall have the right to occupy and use the Facility.

b.Owner shall provide Contractor with reasonable access to complete all Remaining Work so long as such access does not materially interfere with Owner’s use of the Facility. Such Remaining Work shall be conducted under Owner’s Permit to Work system.

c.Owner will transport its personnel to the Facility.

d.Owner will perform preventive maintenance on the Facility.

e.Contractor shall continue to provide utilities (temporary and permanent) to the Facility as required.

5)Upon commencement of Phase 2, Owner shall bear the full risk of physical loss and damage to the Facility; provided, however, notwithstanding the foregoing, Contractor shall remain fully responsible and liable to Owner for its Warranty and Corrective Work obligations under the Agreement.

6)The Defect Correction Period for a Facility shall commence upon turnover at Phase 2 and end eighteen (18) months thereafter, as may be extended pursuant to Section 12.3 of the Agreement Owner shall provide Contractor with access to the turned-over Facility sufficient to perform any Corrective Work and subject to any reasonable security or safety requirements of Owner.

7)Contractor shall maintain in full force and effect all coverage under Attachment O of the Agreement. Contractor’s builder’s risk insurance shall continue to cover all Facilities during Phase 2; provided, however, that Owner shall be responsible for the per occurrence deductible under Contractor’s builder’s risk policy to the extent damage to a turned-over Facility is caused by Owner Group. Owner’s operational insurance shall cover a Facility after the end of Phase 2.

8)Owner shall manage Environmental, Safety & Health incidents involving Owner’s work within a Facility, with Contractor’s reasonable assistance as needed on a cost reimbursable basis.

9)The Parties selection of item [A] on page 4 of this Change Order, which states this Change Order shall constitute full and final settlement and accord of all effects of the change reflected in this Change Order upon the Changed Criteria shall be deemed to compensate Contractor fully for such change, but shall not prejudice Contractor’s right to a Change Order in accordance with Section 6.2A.2 and 8.2C arising from Owner’s occupation or use of the Facilities.

Adjustment to Contract Price

The original Contract Price was		$2,360,000,000
Net change by previously authorized Change Orders (00001-00042)		$56,986,474
The Contract Price prior to this Change Order was		$2,416,986,474
The Aggregate Equipment Price will be changed by this Change Order in the amount of	$	[***]
The Aggregate Labor and Skills Price will be changed by this Change Order in the amount of	$	[***]
The new Contract Price including this Change Order will be		$2,416,986,474

Adjustment to Aggregate Equipment Price

The original Aggregate Equipment Price was	$	[***]
Net change by previously authorized Change Orders (00001-00042)	$	[***]
The Aggregate Equipment Price prior to this Change Order was	$	[***]
The Aggregate Equipment Price will be changed by this Change Order in the amount of	$	[***]
The new Aggregate Equipment Price including this Change Order will be	$	[***]

Adjustment to Aggregate Labor and Skills Price

The original Aggregate Labor and Skills Price was	$	[***]
Net change by previously authorized Change Orders (00001-00042)	$	[***]
The Aggregate Labor and Skills Price prior to this Change Order was	$	[***]
The Aggregate Labor and Skills Price will be changed by this Change Order in the amount of	$	[***]
The new Aggregate Labor and Skills Price including this Change Order will be	$	[***]

Adjustment to Aggregate Provisional Sum

The original Aggregate Provisional Sum was	$295,549,906
Net change by previously authorized Change Orders (00001-00042)	$(15,701,306)
The Aggregate Provisional Sum prior to this Change Order was	$279,848,600
The Aggregate Provisional Sum will be changed by this Change Order in the amount of	$—
The new Aggregate Provisional Sum including this Change Order will be	$279,848,600

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Adjustment to other Changed Criteria (insert N/A if no changes or impact)

Adjustment to Payment Schedule: N/A

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:
/s/ MD Contractor /s/ DC Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ David Craft	/s/ Michael Dorris
Owner	Contractor
David Craft	Michael Dorris
Name	Name
SVP, Engineering and Construction	Sr. Project Manager
Title	Title
January 27, 2021	January 19, 2021
Date of Signing	Date of Signing